                                                                  EXHIBIT 10.8


                       CONSENT AND MODIFICATION AGREEMENT


     This Consent and Modification Agreement (this "Agreement") is made and entered into this 8th day of January, 1996 between Medirisk, Inc., a Florida corporation (the "Company"), Brantley Venture Partners II, L.P. ("Brantley"), Sears Pension Trust ("Sears") and Laurence H. Powell ("Powell", with Brantley, Sears and Powell each being referred to as a "Shareholder" and collectively referred to as the "Shareholders").

                                   BACKGROUND

     1. The Company and HealthPlan Services Corporation, a Delaware corporation ("HPSC"), are currently negotiating a Securities Purchase Agreement (the "HPSC Purchase Agreement") pursuant to which HPSC will purchase 280,623 shares of Series B Convertible Preferred Stock of the Company for $2,000,000 and will agree to purchase up to $10,000,000 in original principal amount of Senior Subordinated Notes (the "Senior Subordinated Notes") in exchange for payment to the Company of $10,000,000 and receipt from the Company of warrants to purchase an aggregate of 665,180 shares of Series A Common Stock of the Company (the "Warrants"), for the purposes of financing the Company's ongoing acquisition program and for working capital purposes.

     2. Pursuant to the Preferred Shares Purchase Agreement dated April 5, 1991 between the Company and the Shareholders, as amended on or about November 22, 1991 to include Sears as a party (collectively the "Original Purchase Agreement"), the Company may not amend its Articles of Incorporation, sell any shares of its capital stock, or take certain other actions contemplated by the HPSC Purchase Agreement without the consent of the Shareholders.

     3. Pursuant to the Shareholders Agreement dated April 5, 1991, by and among the Company, the Shareholders and Dr. John P. Schmitt, as amended on or about November 22, 1991 to include Sears as a party (the "Original Shareholders Agreement"), Brantley and Sears have certain first refusal rights with respect to the issuance of shares of capital stock by the Company, including the issuance of Series B Convertible Preferred Stock contemplated by the HPSC Purchase Agreement.

  4. The Shareholders are willing to consent to all actions by the Company contemplated by the HPSC Purchase Agreement (and the documents referred to therein, including but not limited to the Senior Subordinated Promissory Notes, Warrant Agreement, Registration Rights Agreement and Shareholders Agreement, with each such document having the same meaning when used herein as defined in the HPSC Purchase Agreement), to waive any breach of the Original Purchase Agreement or the Shareholders Agreement as a result of the consummation of the transactions contemplated therein, and to amend certain terms contained in the Original Purchase Agreement, the Original Shareholders Agreement and the

     Registration Agreement dated April 5, 1991, as amended on or about November 22, 1991 to include Sears as a party (the "Original Registration Agreement").

     5. The Shareholders are willing to agree to approve an amendment and restatement of the Articles of Incorporation of the Company as contemplated by the HPSC Purchase Agreement and, in so doing, to modify or waive certain rights to which they may be entitled as holders of Series A Preferred Stock of the Company.

                                   AGREEMENT

     NOW, THEREFORE, the Company and the Shareholders agree as follows:

     1. Consent and Waiver.

     (a) The Shareholders consent to the execution and delivery by the Company of the HPSC Purchase Agreement, and the consummation of all transactions contemplated therein. The Shareholders waive any breaches of the Original Purchase Agreement, the Original Shareholders Agreement or the Original Registration Agreement which may now or hereafter occur by reason of the Company's performance of its obligations under the HPSC Purchase Agreement, or the exercise of rights or taking of any action by HPSC pursuant to the terms of the HPSC Purchase Agreement or any agreement or document contemplated by the HPSC Purchase Agreement.

     (b) The Shareholders agree that neither the issuance of the Series B Preferred Stock to HPSC under the HPSC Purchase Agreement, the conversion of such Series B Preferred Stock into Series A Common Stock, the issuance of the Warrants to purchase Series A Common Stock pursuant to the Warrant Agreement nor the issuance of shares of Series A Common Stock upon the exercise of such Warrants shall give rise to (i) any adjustment in the number of shares of Series A Common Stock issuable to the Shareholders upon conversion of the Series A Preferred Stock held by them or upon exercise of any warrants to purchase Series A Common Stock held by them, whether such adjustment is pursuant to the terms of the Company's Articles of Incorporation or any agreement between or among the Company and any of the Shareholders. Each of the Shareholders further agrees to waive any right on the part of such Shareholder to purchase shares of Series B Preferred Stock, warrants or Series A Common Stock pursuant to any rights of first refusal, preemptive rights or similar rights which such right or rights are triggered by the issuance of the Series B Preferred Stock to HPSC under the HPSC Purchase Agreement, the conversion of such Series B Preferred Stock into Series

                                     -2-
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A Common Stock, the issuance of the Warrants to purchase Series A Common Stock pursuant to the Warrant Agreement or the issuance of shares of Series A Common Stock upon the exercise of such Warrants.

     (c) The Shareholders hereby acknowledge and agree that they have waived, and they hereby waive and forever release, all first refusal, preemptive and similar rights with respect to any and all transactions by the Company involving the stock of the Company from and after the date of the Original Purchase Agreement. The Shareholders further acknowledge and agree that no issuance by the Company of any Series A Common Stock or security convertible into Series A Common Stock after the date of the Original Purchase Agreement and prior to the date of this Agreement has given rise to, or shall be deemed to give rise to, any right to have adjusted the number of shares issuable upon conversion of the Series A Preferred Stock or any warrants held by the Shareholders, which right has not been, or is not hereby, waived and released by the Shareholder in its entirety.

     2. Shareholder Agreement. The Shareholders agree to execute and deliver the Shareholder Agreement (as defined in the HPSC Purchase Agreement and in the form attached thereto) simultaneously with the Closing as contemplated by the HPSC Purchase Agreement.

     3. Amendment and Restatement of Articles of Incorporation. The Shareholders agree to vote all of the shares of Series A Common Stock and Series A Preferred Stock held by them in favor of the Amended and Restated Articles of Incorporation of the Company (as defined in the HPSC Purchase Agreement and in the form attached thereto) and to cause such Amended and Restated Articles to be filed with the Secretary of State of the State of Florida immediately prior to the Closing as contemplated by the HPSC Purchase Agreement.

     4. Amendment of the Preferred Shares Purchase Agreement.

     (a) The Shareholders agree that the following terms of the Original Purchase Agreement (with the section and paragraph numbers identified below) are hereby deleted in their entirety and replaced with the following (which are blacklined to show all changes to the terms contained in the Original Purchase Agreement), and that the term "Investor" as used therein has the meaning set forth in the preamble of the Original Purchase Agreement:

           SECTION 3. Covenants of the Company. So long as any of the Investor Shares remains outstanding, the Company shall comply with the following:

           3A. Financial Statements and Other Information. The Company shall deliver to the Investor:

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           (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company as of the end of such monthly period, setting forth in each case comparisons to the Annual Budget (as defined below) and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied;

           (ii) as soon as available and in any event within 120 days after the end of each fiscal year (other than the fiscal year ending December 31, 1995, in which event on or before June 30, 1996), audited consolidated statements of income and cash flows of the Company for such fiscal year, and audited consolidated balance sheets of the Company as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by a copy of such firm's annual management letter to the board of directors;

           (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

           (iv)(A) at least 30 days (but not more than 90 days) prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), based on assumptions set forth therein reasonably believed by the Company to be fair and reasonable in light of the historical financial performance of the company and of current and reasonably foreseeable business conditions (the "Annual Budget"), (B) promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and (C) within 30 days after any monthly period in which there is a material adverse deviation from the Annual Budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

           (v) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Default (as defined in the HPSC Purchase Agreement) or any other material adverse event or circumstance affecting the Company (including, without limitation, the filing of any material litigation against the Company or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), accompanied by an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto;

           (vi) copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its shareholders, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business, which the Company will use its best efforts to deliver within ten days after transmission thereof; and

           (vii) with reasonable promptness, such other information and financial data concerning the Company as the Investor reasonably requests.

           The financial statements referred to in subsections 3A(i) and 3A(ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company taken as a whole).

           3B. Inspection of Property. The Company shall permit any representatives designated by the Investor, upon reasonable written notice and during normal business hours and such other times as the Investor may reasonably request, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the company, and make copies thereof or extracts therefrom, and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company. The presentation of an executed copy of this Agreement by the Investor to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

           3C. Directors; Attendance at Company Meetings. Subject to the terms of the Shareholders Agreement, the Company shall at all times cause the person or persons nominated by the Investor to be elected to and remain members of the Company's board of directors, and shall replace such nominees with replacement nominees as from time to time directed by such holders. Such holders' representatives on the Company's board of directors shall be entitled to participate in all meetings of the board of directors by telephone in accordance with applicable law. The Company shall provide to each such representative all written materials and other information (including, without limitation, copies of meeting minutes) given to other directors in connection with such meetings at the same time such materials and information are given to the other directors.
      The Company shall give the person or persons nominated by such holders as directors at least 14 days written notice of all meetings of the Company's board of directors at the address designated by such directors. The Company shall pay the actual and reasonable out-of-pocket expense of such directors and the Investor incurred with respect to attendance at any such board or committee meeting, any meeting of Shareholders or any other meeting called by the Company or with respect to Company affairs.

           3D. Restrictions. The Company shall not, without the consent of the holders of a majority of the Investor Shares ("Investor Shares" meaning those Preferred Shares held by the Investors and all Common Shares issuable upon conversion of such Preferred Shares):

           (i) directly or indirectly redeem, purchase or otherwise acquire any of the Company's equity securities (including, without limitation, warrants, options and other rights to acquire equity securities), except
      (A) the Preferred Shares pursuant to the redemption provisions in paragraph 6 of the Shareholders Agreement, (B) Common Shares or Preferred Shares pursuant to paragraphs 3 or 4 of the Shareholders Agreement, or
      (C) Common Shares pursuant to the terms of any Stock Option Plan (as hereinafter defined) or pursuant to any shareholders agreement between the Company and any employee or former employee of the Company, and in the case of any such Stock Option Plan or shareholders agreement, and in the case of the transactions described in subparts (B) and (C), only in an aggregate amount not to exceed $100,000;

           (ii) make any loans or advances to, guarantees for the benefit of, or otherwise become liable for the obligations of, or Investments in, any Person, except for (A) reasonable advances to employees and consultants in the ordinary course of business, (B) acquisitions permitted pursuant to subsection 3D(vi) below, (C) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in
      (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million, or (3) commercial paper with a rating of at least "Prime-1" by Moody's Investors Service, Inc.;

           (iii) merge with or into, enter into a statutory share exchange or consolidate with or into any Person, provided that the Company may (i) acquire all of the issued and outstanding capital stock of Formations in Health Care, Inc. from Pamela Leiter, and (ii) make acquisitions at fair market value in arm's-length transactions which do not individually or when taken together with all other acquisitions after the Closing Date (as defined in the HPSC Purchase Agreement) result in a Change of Control (as defined in the HPSC Purchase Agreement);

           (iv) sell, lease or otherwise dispose of more than 25% of the assets of the Company (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business), or sell or permanently dispose of any of its Proprietary Rights;

           (v) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into partnership form);

           (vi) this section intentionally omitted;

           (vii) enter into the ownership, active management or operation of any business substantially different from or unrelated to the development, implementation, sale, marketing or servicing of computer databases, software, information products or other tools (and support services related to such databases, software, information products and tools) to measure, track, report on, and manipulate and analyze healthcare or insurance industry information, including, without limitation, information concerning costs, procedures, treatments, practitioners and protocols;

           (viii) subject itself to any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement and the Collateral Agreements;

           (ix) except as expressly contemplated by this Agreement or any Collateral Agreement, make any amendment to the Articles of Incorporation or the Bylaws (collectively, the "Organizational Documents"), or file any resolution of the board of directors with any governmental entity containing any provisions which would adversely affect or otherwise impair the rights or relative preferences or priorities of the holders of the Preferred Shares under this Agreement, any Collateral Agreement, or either Organizational Document, or otherwise impair the value of the Common Shares or the Preferred Shares;

           (x) enter into any transaction with any of its officers, directors, shareholders or employees, any person related by blood, adoption or marriage to any such person, or its or their Affiliates, except for normal employment arrangements and benefit programs; provided, that no severance arrangements or plans may be entered into with any employees of the Company without the approval of a majority of the members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company, or the approval of a majority of the members of the Compensation Committee of the Board of Directors of the Company;

           (xi) establish or acquire any Subsidiaries other than wholly-owned Subsidiaries organized within the United States and its territorial possession, except as permitted by the HPSC Purchase Agreement;

           (xii) this section intentionally omitted;

           (xiii) pledge, mortgage or otherwise encumber or permit any lien, charge or security interest of any kind to exist upon, any of its assets, except for (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or similar charges, (b) the interests of lessors under capitalized leases in the property subject thereto, (c) inchoate liens for taxes, assessments, or the claims of materialmen and mechanics, (d) currently outstanding liens, and (e) liens permitted by the HPSC Purchase Agreement;

           (xiv) create, incur, assume or suffer to exist any Indebtedness, except (a) any other advances or payments in the ordinary course of the company's business, (b) the endorsement of negotiable instruments for deposit and collection and similar transactions in the ordinary course of the Company's business, (c) any other Indebtedness to the extent that such Indebtedness is permitted under the HPSC Purchase Agreement;

           (xv)    this section intentionally omitted;

           (xvi)   this section intentionally omitted;

           (xvii)  change its fiscal year;

           (xviii) issue, sell or transfer any shares of the capital stock, or rights to acquire shares of the capital stock, of the company to any Person other than the Company, except for Excluded Shares (as defined in Section II of ARTICLE FOURTH of the Articles of Incorporation of the Company);

           (xix)  this section intentionally omitted;

           (xx)   this section intentionally omitted;

           (xxi)  this section intentionally omitted;

           (xxii) without the approval of a majority of the members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company, or the approval of a majority of the members of the Compensation Committee of the Board of Directors of the Company, amend or modify in any material manner any Employee Benefit Plan (as defined in Section 7 hereof) as in existence as of the Closing, adopt any new Employee Benefit Plan or issue any equity securities, option or warrant to purchase equity securities, or any securities convertible into equity securities to its employees other than pursuant to the Company's existing Employee Benefit Plans and any Stock Option Plan; or

           (xxiii) without the approval of a majority of the members of the Board of Directors of the Company who are not employees of the Company or any subsidiary of the Company, adopt any qualified or non-qualified employee stock option plan, (any such plan, a "Stock Option Plan");

           (xxiv)  this section intentionally omitted; or

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


           (xxv)   this section intentionally omitted.

           3F.     Affirmative Covenants.  The Company shall do the following:

           (i) this section intentionally omitted;

           (ii) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

           (iii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

           (iv) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

           (v) comply with all other obligations which it incurs pursuant to any contract or agreement, or the Organizational Documents, whether oral or written, express or implied, including, without limitations, the obligations set forth herein or in the Collateral Agreements, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

           (vi) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company;

           (vii) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business;

           (viii) this section intentionally omitted; and

           (ix) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

           3G. Reservation and Authorization of Additional Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, in addition to the maximum number of Common Shares which may be required to be issued pursuant to existing Employee Benefit Plans or any Stock Option Plan or pursuant to any outstanding options, warrants or convertible securities, and shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient in order to validly and legally issue such Common Shares.

           3H. Amendment of Other Agreements. Without the consent of the holders of a majority of the Investor Shares, the Company shall not amend, modify or waive any provision of any Collateral Agreements, either Organizational Document (except as contemplated hereunder), any existing Employee Benefit Plan, or any material provision of any other material agreement to which it is a party, and the Company shall enforce the provisions of the Collateral Agreements and every other agreement to which it is a party and shall avail itself of all rights and remedies thereunder unless it is otherwise directed by such holders.

           3I. Material Change; Litigation. The Company will promptly advise all holders, from time to time, of any Investor Shares of any event which represents a material adverse change in the business or condition, financial or otherwise of the Company and of each suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in such a material adverse change. The Company will also promptly advise all holders, from time to time, of any Investor Shares of the occurrence of any event that constitutes a material breach of the covenant contained herein.

           3J. Proprietary Rights. The Company shall possess and maintain all material Proprietary Rights necessary to the conduct of their respective business and own all right, title and interest in and to, or have a valid license for, all material Proprietary Rights used by the Company in the conduct of its business. The Company shall take no action, nor fail to take any action, which would result in the invalidity, abuse, misuse or unenforceability of such Proprietary Rights or which would infringe upon any rights of other Persons.

           3K. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and shall take such further action as the Investor may reasonably request, all to the extent required to enable the Investor or any other holder, from time to time, of the Preferred Shares or the Conversion Shares to sell the Preferred Shares or the Conversion Shares pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) as and to the extent set forth in the Registration Agreement, a registration statement on Forms S-1, S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the company shall deliver to the holders, from time to time, of any Investor shares a written statement as to whether the Company as complied with such requirements.


     (b) The Shareholders agree that Sections 7 and 8 of the Original Purchase Agreement (in the form attached hereto as EXHIBIT A) are hereby incorporated herein in their entirety, provided however that (i) all references therein to this "Agreement" shall mean this "Consent and Modification Agreement", (ii) all references therein to the "Shareholder Agreement" shall mean the "Shareholder Agreement" referred to in Section 2 of this Agreement, (iii) subsection 8A of the attached shall be deleted in its entirety, and (iv) the addresses for notices contained in subsection 8L of the attached shall be amended to refer to the addresses contained in the Exhibit to the Shareholders Agreement.

     5. Termination of Original Purchase Agreement.  Except as provided in
Section 4 of this Agreement above, the Original Purchase Agreement is hereby terminated, and the same hereinafter shall be null and void and of no further force and effect from and after the date hereof.

     6. Amendment of the Original Registration Agreement. The Shareholders agree that the Original Registration Agreement in the form attached hereto as EXHIBIT B is hereby ratified in all respects, provided however that the following terms of the Original Registration Agreement (with the section and paragraph numbers identified below) are hereby deleted in their entirety and replaced with the following (which are blacklined to show all changes to the terms contained in the Original Registration Agreement):

     1. Demand Registrations.

           (a) Requests for Registration. Subject to the terms and conditions hereof, at any time after the Company's Initial Public Offering (as defined below), if the holders of at least 50% of the Registrable Securities request registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 or any similar short-form registration ("Short Form Registrations"), if available, which requests specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering, then within ten days after receipt of any such request, the Company will give notice of such requested registration to all other holders of Registrable Securities and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. All registrations requested pursuant to this paragraph 1(a) are referred to herein as "Demand Registrations." As used herein, the term "Initial Public Offering" means the Company's first offering of Series A Common Stock of the Company that is registered under the Securities Act, which offering is underwritten on a firm commitment basis and produces gross proceeds in excess of $10,000,000.

           (b) Certain Expenses of Registrations. The holders of Registrable Securities will be entitled to request (i) three Demand Registrations in which the Company will pay all Registration Expenses ("Company-paid Demand Registrations") and (ii) an unlimited number of Demand Registrations in which the holders of Registrable Securities will pay their shares of the Registration Expenses as set forth in paragraph 5 hereof; provided, that the aggregate offering value of the Registrable Securities requested to be registered in any Demand Registration must equal at least $5,000,000. A Demand Registration which is a Long-Form Registration will not count as one of the permitted Company-paid Demand Registrations until it has become effective, and neither the second nor any subsequent Demand Registration which is a Long-Form Registration will count as one of the permitted Company-paid Demand Registrations unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided, that in any event the Company will pay all Registration Expenses (as defined below) in connection with any registration initiated as a Company-paid Demand Registration whether or not it has become effective. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company will use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

           (c) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities initially requesting such registration, which consent will not be unreasonably withheld.

      If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering with a price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration, the Company will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company's expense must pay their share of the Registration Expenses as provided in paragraph 5 hereof.

           (d) Restrictions on Registrations. The Company will not be obligated to effect any Long-Form Registration within six months after the effective date of a previous Long-Form Registration or a registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 and in which the holders of the Registrable Securities were able to sell at least 90% of the number of Registrable Securities requested to be included. The Company may postpone for up to three months the filing or the effectiveness of a registration for a Demand Registration if the Company, in a certificate executed by the President of the Company in favor of all holders of Registrable Securities states that, in the good faith judgment of the Board of Directors of the Company, such Demand Registration would be substantially disadvantageous to the Company; provided, that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration will not count as one of the permitted Demand Registrations hereunder, and the Company will pay all Registration Expenses in connection with such withdrawn registration; provided further, that the Company may exercise its right to postpone filings only once within any 12-month period; provided further, that the Company may exercise its right to postpone filings for a second time within any 12-month period, if the second postponement is made on account of the Company being in possession of material information that it deems advisable not to disclose in a registration statement.

           (e) Selection of Underwriters. In any Demand Registration, the holders of a majority of the Registrable Securities initially requesting registration may select a managing underwriter reasonable acceptable to the Company to administer the offering.

           (f) This paragraph intentionally omitted.

           2. Piggyback Registrations.

           (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company or any other party having demand registration rights with respect to securities of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or such other party, the Company will include in such registration (i) first, the securities the Company proposes to sell or those that such party exercising its demand registration rights proposes to sell, (ii) second, the Registrable Securities and Executive Registrable Securities and any securities held by HealthPlan Services Corporation ("HPSC Registrable Securities") requested to be included in such registration on a piggyback basis, pro rata among the holders of such Registrable Securities, Executive Registrable Securities and HPSC Registrable Securities on the basis of the number of shares proposed to be included in the registration by each such holder, and (iii) third, other securities requested to be included in such registration.

           (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than holders exercising demand registration rights), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities and Executive Registrable Securities and HPSC Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities proposed to be included in the registration by each such holder, and (ii) second, other securities requested to be included in such registration.

           9. Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement:

           (a) Includes as a term the equivalent of paragraph 3 of this Agreement;

           (b) Includes a provision that, in the case of a Demand Registration, protects the holders of Registrable Securities if marketing factors require a limitation on the number of securities to be included in an underwriting in the manner contemplated by paragraphs 1(d), 2(c) and 2(d) of this Agreement; and

           (c) Is otherwise not inconsistent with the rights granted to the holders of Registrable Securities in this Agreement.


     7. Termination of Original Shareholders Agreement. The Shareholders hereby agree that each of their obligations to each other under the Original Shareholders Agreement are terminated, and as between themselves, the same hereinafter shall be null and void and of no further force and effect from and after the date hereof. The Shareholders further acknowledge and agree that the Original Shareholders Agreement shall continue to be in full force and effect only with respect to their obligations to and rights to receive benefits from Dr. John P. Schmitt.


     8. Termination of Jackson Shareholder Agreement. As a condition to entering into the Original Purchase Agreement, the Shareholders required that Robert P. Jackson and Jaye Sloan, as shareholders of Partners Investment Group, Inc. ("Partners"), agree to certain restrictions on transfer of the Series A Convertible Preferred Stock owned by Partners Investment Group, Inc., which restrictions were embodied in that certain Shareholders Agreement dated as of April 5, 1991, by and among Partners Investment Group, Inc., Robert P. Jackson, Jaye Sloan, Medirisk, the Shareholders, Dr. John P. Schmitt and William P. Shaude (the "Jackson Shareholders Agreement"). The Shareholders acknowledge and agree that the Jackson Shareholders Agreement terminated as of the date the Company repurchased all shares of capital stock of the Company held by Partners, and the same is of no further force and effect.

     9. Accrued Dividends.

     Notwithstanding any other provision in this Agreement, the Company acknowledges its obligation to declare and pay to the Shareholders a one-time dividend per Series A Preferred Share held by each such Shareholder on April 5, 1994 of four percent (4%) of the consideration per Series A Preferred Share originally paid to the Company by each such Shareholder. The Shareholders acknowledge and agree that the same have accrued and shall continue to be outstanding from day to day hereafter without interest, and may not be declared or paid by the Company prior to the payment in full of the Senior Subordinated Promissory Notes and all other accrued but unpaid dividends due to the holders of the Series A Preferred Shares and the Series B Preferred Shares. The Company and Shareholders agree that such dividends shall be declared and paid in cash by the Company to the Shareholders promptly following the payment in full of the Senior Subordinated Promissory Notes issued by the Company pursuant to the HPSC Securities Agreement and the payment in full of all other accrued but unpaid dividends due to the holders of the Series A Preferred Shares and the Series B Preferred Shares.

     This Agreement is entered into as of the date first above written.

                                MEDIRISK, INC.


                                By: /s/ Mark A. Kaiser
                                   -----------------------------------
                                   Mark A. Kaiser
                                   Chairman and Chief Executive Officer


                                BRANTLEY VENTURE PARTNERS II,
                                L.P., a Delaware limited partnership


                                By:  Brantley Venture Management II,
                                     L.P., general partner

                                     By:  Pinkas Family Partners, L.P.
                                          general partner

                                     By:   /s/ Robert P. Pinkas
                                          ----------------------------
                                          Robert P. Pinkas,
                                          general partner



                                THE CHASE MANHATTAN BANK, N.A.,
                                as Trustee of Sears Pension Trust

                                By:     /s/
                                       -------------------------------
                                Title:   Vice President
                                       -------------------------------

                                  /s/ Laurence A. Powell
                                --------------------------------------
                                Laurence H. Powell

                                  EXHIBIT "A"

              SECTIONS 7 AND 8 OF THE ORIGINAL PURCHASE AGREEMENT

                                  EXHIBIT "B"

                        ORIGINAL REGISTRATION AGREEMENT


                                    -19-